As filed with the Securities and Exchange Commission on September 2, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3158720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Columbus Circle

15th Floor

New York, NY 10019

+1 (646) 427-2727

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Meckler

Chief Executive Officer

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

+1 (646) 427-2727

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gary Emmanuel, Esq. Greenberg Traurig LLP One Vanderbilt Avenue New York, New York 10017 +1 (212) 801 9337	Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2025

PRELIMINARY PROSPECTUS

Indaptus Therapeutics, Inc.

Up to 781,250 Shares of Common Stock

Up to 781,250 Series A Common Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 781,250 Series B Common Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 781,250 Pre-funded Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 46,875 Placement Agent Warrants to Purchase up to 46,875 Shares of Common Stock

Up to 2,390,625 Shares of Common Stock Issuable Upon Exercise of the Series A Common Warrants, Series B Common Warrants, Pre-funded Warrants and Placement Agent Warrants

We are offering in a best-efforts offering up to 781,250 shares of common stock, par value $0.01 per share of Indaptus Therapeutics, Inc., a Delaware Company (“Indaptus”, the “Company”, “our company”, “we” or “us”), together with up to 781,250 series A common warrants, or the Series A common warrants, to purchase up to 781,250 shares of common stock and 781,250 series B common warrants, or the Series B common warrants and together with the Series A common warrants, the common warrants, to purchase up to 781,250 shares of common stock at an assumed combined public offering price of $6.40 per share and common warrants pursuant to this prospectus, which was the closing price of our shares of common stock on the Nasdaq Capital Market (“Nasdaq”) on August 27, 2025. The shares of common stock and common warrants will be sold in a fixed combination, with each share accompanied by a Series A common warrant and a Series B common warrant, each warrant to purchase one share of common stock.

We are also offering to those purchasers, if any, whose purchase of our shares of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing shares of common stock, to purchase pre-funded warrants to purchase shares of common stock. Each pre-funded warrant will be immediately exercisable for one share at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of common stock then issued and outstanding. The assumed combined purchase price of each pre-funded warrant and common warrants is $6.39 (which is equal to the assumed combined public offering price per share and common warrants to be sold in this offering minus $0.01, the exercise price per share of each pre-funded warrant). For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The pre-funded warrants will be sold together with common warrants in a fixed combination, with each pre-funded warrant to purchase one share accompanied by a Series A common warrant and a Series B common warrant, each warrant to purchase one share of common stock.

Each common warrant will have an exercise price of $           per share (which will be no less than 100% of the assumed combined public offering price per share to be sold in this offering), will be exercisable immediately on the effective date of stockholder approval of the issuance of the shares upon exercise of the common warrants (the “Warrant Stockholder Approval Date” and such approval, the “Warrant Stockholder Approval”); provided, however, that, if and only if the Pricing Conditions (as defined below) are met, the common warrants will be exercisable upon issuance. As used herein “Pricing Conditions” means that the combined public offering price per share and accompanying common warrant is such that the Warrant Stockholder Approval is not required under the rules of the Nasdaq Stock Market LLC because either (i) the offering is an at-the-market offering under the rules of the Nasdaq Stock Market LLC and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the common warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the common warrants) meet the pricing requirements under the Nasdaq Stock Market LLC’s rules. The Series A common warrants and Series B common warrants will expire on the 5th anniversary and 18-month anniversary, respectively, of the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Series A common warrants and Series B common warrants will expire on the five-year anniversary and 18-month anniversary, respectively, of the date of issuance. Because we will issue two common warrants for each share and for each pre-funded warrant sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of shares of common stock and pre-funded warrants sold.

We are also registering the shares of common stock issuable from time to time upon the exercise of the pre-funded warrants, common warrants and placement agent warrants offered hereby.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “INDP”. On August 29, 2025, the closing price of our shares of common stock was $6.50 per share. There is no established public trading market for the common warrants and pre-funded warrants and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the common warrants or pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

The assumed combined public offering price used throughout this prospectus has been included for illustration purposes only, and may not be indicative of the final offering price. The actual combined public offering price per share and any pre-funded warrants will be negotiated between us and the purchasers, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other factors, and will be determined at the time of pricing, and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final combined public offering price will be a fixed price determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the state of the biotechnology industry in which we operate, our recent operating results, including results of our pre-clinical studies and clinical trials, and the general condition of the securities markets at the time of this offering.

This offering will terminate on October 2, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and accompanying common warrants will be fixed for the duration of this offering.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table, which assumes that we sell all of the securities offered by this prospectus. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. We will bear all costs associated with the offering and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Plan of Distribution” on page 16 of this prospectus for more information regarding these arrangements

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Combined public offering price	$	$
Placement agent fees (1)	$	$
Proceeds to us, before expenses (2) (3)	$	$

(1)	We have agreed to pay the Placement Agent cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to pay the Placement Agent for certain of its offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in this offering, and reimburse the Placement Agent for its non-accountable expenses in the amount of $50,000, its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and its clearing expenses in the amount of up to $15,950. In addition, we have agreed to issue to the Placement Agent or its designees, warrants (the “Placement Agent Warrants”) to purchase up to a number of shares of common stock equal to 6.0% of the aggregate number of our shares of common stock and pre-funded warrants being offered, at an exercise price equal to 125% of the combined public offering price per share of common stock and accompanying common warrants. See “Plan of Distribution” for additional information and a description of the compensation payable to the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the placement agent fees, will be approximately $100,000. Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

(3)	Does not include proceeds from the cash exercise of the pre-funded warrants or common warrants, if any.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the securities to the purchasers in the offering on or about          , 2025, subject to satisfaction of certain conditions

H.C. Wainwright & Co.

The date of this prospectus is           , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. The information contained in this prospectus and the documents incorporated by reference in this prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction. We will not make an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted.

You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus.

Unless the context indicates otherwise, in this prospectus, the terms “Indaptus,” “Company,” “we,” “us” and “our” refer to Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.) and, where appropriate, its consolidated subsidiaries following the domestication merger and the reverse merger described in our previous periodic reports. References to “Intec Israel” refer to Intec Pharma Ltd., the predecessor of Indaptus prior to the domestication merger, and references to “Decoy” refer to Decoy Biosystems, Inc., the entity acquired by Indaptus in connection with the reverse merger.

Our Company

We are a clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. We have evolved from more than a century of immunotherapy advances. Our approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system activating signals that can be administered safely intravenously. Our patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria, designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity. This approach has led to broad anti-tumor and anti-viral activity in preclinical models, including durable anti-tumor response synergy observed with each of four different classes of existing agents, including NSAIDs, checkpoint therapy, targeted antibody therapy and low-dose chemotherapy. Tumor eradication by our technology was associated with induction of both innate and adaptive immunological memory and, importantly, did not require provision of or targeting a tumor antigen in preclinical models. We have carried out successful current Good Manufacturing Practice (cGMP) manufacturing of our lead clinical candidate, Decoy20.

In May 2022, the U.S. Food and Drug Administration, or the FDA, allowed us to proceed under our IND for a Phase 1 clinical trial in participants with advanced solid tumors where currently approved therapies have failed. In December 2022, we initiated an open label, multi-center, dose escalation and expansion, single arm (monotherapy) Phase 1 study conducted in 2 parts. The Phase 1 study began with single dose administration and has now been followed with continuous weekly dosing of Decoy20 in tumor-specific expansion cohorts. The study is enrolling participants with any one of six advanced/metastatic solid tumors, who have exhausted approved treatment options. The study’s objectives are to assess the safety and tolerability of Decoy20, to determine the maximum tolerated dose, the optimal biologically active and recommended Phase 2 dose, as well as to assess Decoy20 pharmacokinetics (PK), pharmacodynamics and clinical activity. The primary endpoints of the study are incidence, relatedness and severity of adverse events and treatment-emergent adverse events and determining the number of subjects per cohort with dose limiting toxicity-based adverse events. Secondary endpoints include the incidence of anti-drug antibodies and neutralizing antibodies pre- and post-treatment, change in Decoy20 PK parameters over time, objective response rate and duration of response.

In August 2023, we evaluated the first four participants who received a single dose of 7 x 10^7 Decoy20 in Part 1 of the Phase 1 clinical trial. All four participants who enrolled were evaluable in the first cohort. These participants experienced generally anticipated transient adverse events including hemodynamic changes such as changes in pulse or blood pressure that resolved within 30 minutes and laboratory abnormalities such as grade 1-3 elevations in transaminases (liver function tests) and grade 4 reductions in lymphocytes that generally resolved within three days. One participant had a dose-limiting toxicity of grade 3 bradycardia (slow heart rate) and grade 2 hypotension (low blood pressure) which resolved within approximately 90 minutes with i.v. fluids. Participants also experienced transient induction of over 50 different biomarkers associated with innate and adaptive anti-tumor immune responses. After the end of infusion, Decoy20 was cleared from the blood within 30 to 120 minutes. Peak cytokine and chemokine induction occurred within ~4 to 24 hours and most cytokine/chemokines returned to the participant’s respective baseline by 24-72 hours. This rapid clearance and associated transient cytokine/chemokine induction are desired to avoid prolonged toxicity, often associated with longer term cytokine exposure.

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In September 2023, we began the second cohort of the Phase 1 clinical trial after receiving authorization from the Safety Review Committee. The second cohort dose was a reduction from 7 x 10^7 Decoy20 dose to 3 x 10^7 Decoy20. In March 2024, we completed the second cohort of participants who received a single dose of 3 x 10^7 Decoy20 in Part 1 of the clinical trial. Participants on the second (lower dose) cohort experienced adverse events similar in frequency and severity to the higher dose cohort with one dose-limiting toxicity of grade 3 ALT elevation that required one week to resolve. Pharmacodynamic effects included transient induction of multiple biomarkers. Clearance of Decoy20 was similarly rapid. Following authorization from the Safety Review Committee, we advanced into the weekly dosing part of the trial.

In May and June 2024, we enrolled two additional participants in the first cohort who received a single dose of 7 x 10^7 Decoy20, and in August 2024 we received the authorization from the Safety Review Committee to initiate the weekly dosing with 7 x 10^7 Decoy20.

As of October 2024, we completed one month of the weekly dosing part in the first six participants at the 3 x 10^7 Decoy20 dose and following the review of the safety data by the Safety Review Committee we received the authorization to initiate unrestricted enrollment of participants at the 3 x 10^7 Decoy20 dose. By May 2025, we had enrolled 13 participants on Decoy20 as a single dose and 32 participants in the weekly dosing among the two Decoy20 dose levels. In May 2025, we decided to conclude enrollment in the weekly dosing and focus on the combination study of Decoy20 with Tislelizumab, as further described below. We have observed early signs of potential benefits emerging with some participants with stable disease. As expected with the mechanism of action of Decoy20, we have seen adverse events of cytokine release syndrome (CRS) in 6 participants that have resolved within 24-72 hours.

In October 2024, we entered into a clinical supply agreement, or the Supply Agreement, with BeOne Medicines (formerly known as BeiGene Switzerland GmbH), to advance clinical evaluation of Decoy20 in combination with BeOne’s anti-PD-1 antibody, Tislelizumab, or the BeOne Product, for the treatment of participants with advanced solid tumors, or the Combination Study. This Combination Study builds on preclinical results where Decoy20, combined with a PD-1 inhibitor, demonstrated tumor eradication. In June 2025, we announced the dosing of the first participant in the Combination Study and by August 2025 we had enrolled 6 participants, and we have seen one related serious adverse event of CRS in 1 participant that has resolved within 72 hours. The Combination Study will assess safety, dose optimization, and early signs of anti-tumor activity in participants with advanced solid tumors, previously treated with a checkpoint inhibitor or with tumors typically unresponsive to checkpoint inhibitors.

Under the terms of the Supply Agreement, we will pay for all costs associated with the Combination Study (other than the cost of the BeOne Product), BeOne will supply the BeOne Product to us for the purposes of the study, and we will supply Decoy20 for the purposes of the Combination Study. The Supply Agreement will terminate upon the earlier of (i) the one-year anniversary of the date that we provide BeOne with the Combination Study’s final clinical study report or (ii) the date of termination of the Combination Study, subject to early termination in certain circumstances.

June 2025 Private Placement

In June 2025, we completed a private placement, pursuant to which we sold and issued to certain investors, including our Chief Executive Officer, (i) convertible notes in the aggregate principal amount of approximately $5.7 million, which automatically converted into 501,566 shares of our common stock at a conversion price of $8.302 per share and pre-funded warrants to purchase 190,795 shares of our common stock, and (ii) warrants to purchase 1,384,722 shares of our common stock, immediately exercisable at $8.302 per share and expiring five years from the date of issuance. In connection with the June 2025 financing, we issued to the placement agent and its designees placement agent warrants to purchase an aggregate of 83,083 shares of common stock at an exercise price per share equal to $8.302. The placement agent warrants are immediately exercisable and expire five years from the date of issuance.

Reverse Stock Split

We implemented a 1-for-28 reverse stock split of our outstanding common stock, which became effective on June 26, 2025, with the shares beginning trading on a post-split basis on the Nasdaq Capital Market on June 27, 2025. As a result of the reverse stock split, every 28 shares of our issued and outstanding common stock were automatically converted into 1 share of common stock, without any change in the par value per share. No fractional shares were issued in the reverse stock split, and stockholders received a cash payment equal to the value of the fractional share, based on the adjusted closing price on Nasdaq as of June 26, 2025. The share and per share information in this prospectus supplement have been adjusted for the reverse stock split, however, have not been adjusted in information and documents incorporated by reference prior to June 26, 2025.

Company Information

Our principal executive offices are located at 3 Columbus Circle, 15th Floor, New York, NY 10019 and our telephone number is (646) 427-2727. Our website address is http://www.indaptusrx.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

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The Offering

Shares of Common Stock Outstanding Prior to this Offering	1,106,529 shares of common stock (as of September 2, 2025).

Shares of Common Stock Outstanding after this Offering	1,887,779 shares of common stock (assuming no sale of any pre-funded warrants and no exercise of the common warrants).

Pre-funded warrants	We are also offering to those purchasers, if any, whose purchase of our shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing shares, to purchase pre-funded warrants to purchase shares of common stock. Each pre-funded warrant will be immediately exercisable for one share at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares then issued and outstanding. The assumed purchase price of each pre-funded warrant and accompanying common warrants is $6.39 (which is equal to the assumed combined public offering price per share and common warrants to be sold in this offering minus $0.01, the exercise price per share of each pre-funded warrant). For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis. This offering also relates to the shares issuable upon exercise of any pre-funded warrants sold in this offering. See “Description of Securities We Are Offering” for more information.

Common Warrants

Up to 1,562,500 common warrants consisting of (i) up to 781,250 Series A common warrants and (ii) up to 781,250 Series B common warrants. Each share and each pre-funded warrant will be sold together with a Series A common warrant and a Series B common warrant. Each common warrant will have an exercise price of $   per share (which will be no less than 100% of the assumed combined public offering price per share and common warrants to be sold in this offering). The common warrants will be exercisable on the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the common warrants will be exercisable immediately. The Series A common warrants and Series B common warrants will expire on the 5th anniversary and 18-month anniversary, respectively, of the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Series A common warrants and Series B common warrants will expire on the five-year anniversary and 18-month anniversary, respectively, of the date of issuance. Because we will issue two common warrants for each share and for each pre-funded warrant sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of shares and pre-funded warrants sold. This offering also relates to the shares issuable upon exercise of any common warrants sold in this offering. See “Description of Securities We Are Offering” for more information.

Use of proceeds

Assuming the maximum number of shares are sold in this offering at an assumed combined public offering price of $6.40 per share, which represents the closing price of our shares on Nasdaq on August 27, 2025, and assuming no issuance of any pre-funded warrants and no exercise of the common warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $4.3 million, after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and general corporate purposes. Pending such uses, we intend to invest the net proceeds in bank deposits. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for additional information.

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Lock-Up Agreements	We, our executive officers and our directors will enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of ninety (90) days after the date of the closing of this offering. For more information, see “Plan of Distribution.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our shares are listed on the Nasdaq under the symbol “INDP”. There is no established public trading market for the common warrants and pre-funded warrants being offered and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the common warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Best efforts offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 16 of this prospectus.

The above discussion and table are based on 1,106,529 shares of our common stock outstanding as of September 2, 2025 and excludes:

●	104,396 shares of common stock issuable upon exercise of outstanding options under the Indaptus 2021 Stock Incentive Plan (the “2021 Plan”) at a weighted exercise price of $125.59;

●	23,894 shares of common stock reserved for potential future issuance pursuant to the 2021 Plan; and

●	1,780,159 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $29.14 per share; and

●	190,795 shares of common stock issuable upon the exercise of pre-funded warrants outstanding at an exercise price of $0.01 per share.

Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to:

●	no exercise of the options or warrants described above;

●	no sale of any pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis;

●	no exercise of any common warrants issued in this offering; and

●	no exercise of any Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering.

5

rISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, as well as the financial or other information included in this prospectus or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the effective price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed combined public offering price of $6.40 per share of common stock and accompanying common warrants each to purchase one share of our common stock being sold in this offering (the last reported sale price per share of our common stock on the Nasdaq Capital Market on August 27, 2025) and our pro forma as adjusted net tangible book value per share as of June 30, 2025, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $1.992 per share in the net tangible book value of the common stock, after deducting placement agent fees and estimated offering expenses payable by us. See the section titled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. The description in this paragraph assumes no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis until such pre-funded warrants are exercised.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities other than the lock-up agreement. As a result of the dilution in net tangible book value to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.3 million from this offering (assuming an offering with gross proceeds of $5 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs through the end of March 2026 under our current business plan. Assuming that we receive net proceeds of approximately $3.4 million from this offering (assuming an offering with gross proceeds of $4 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs through the end of February 2026 under our current business plan. Assuming that we receive net proceeds of approximately $2.5 million from this offering (assuming an offering with gross proceeds of $3 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs through the end of January 2026 under our current business plan. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations into November 2025.

6

If we are required to obtain Warrant Stockholder Approval, until we are able to receive such approval the Common Warrants will not be exercisable, and if we are unable to obtain such approval the Common Warrants will have no value.

The common warrants will have an exercise price of $      per share and will be exercisable beginning on the Warrant Stockholder Approval Date; provided, however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance. The Series A common warrants and Series B common warrants will expire on the 5th anniversary and 18-month anniversary, respectively, of the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Series A common warrants and Series B common warrants will expire on the five-year anniversary and 18-month anniversary, respectively, of the date of issuance.

If we are required to obtain Warrant Stockholder Approval, the common warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek the Warrant Stockholder Approval, if required, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will have no value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund our research and development activities and for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions. See “Use of Proceeds” on page 9 of this prospectus.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for six (6) months from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for thirty (30) days from closing; and (iv) indemnification for breach of contract.

Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our shares to decline.

We may sell in this offering up to 781,250 shares, or approximately 71% of our outstanding shares, prior to this offering, as of September 2, 2025. This sale and any future sales of a substantial number of shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our shares. We cannot predict the effect, if any, that market sales of those shares or the availability of those shares for sale will have on the market price of our shares.

There is no public market for the common warrants being offered or pre-funded warrants in this offering.

There is no established public trading market for the common warrants being offered or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and common warrants will be limited.

The common warrants and the pre-funded warrants are speculative in nature.

The common warrants and the pre-funded warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the shares issuable upon exercise of such warrants at an exercise price of $0.01 per share. Moreover, following this offering, the market value of the pre-funded warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants will equal or exceed the public offering price for the pre-funded warrants.

The common warrants may not have any value.

Each common warrant has an exercise price per share equal to $_____ (no less than 100% of the assumed combined public offering price of shares in this offering). The Series A common warrants and Series B common warrants will expire on the 5th anniversary and 18-month anniversary, respectively, of the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Series A common warrants and Series B common warrants will expire on the five-year anniversary and 18-month anniversary, respectively, of the date of issuance. In the event the market price per our share does not exceed the exercise price of the common warrants during the period when the warrants are exercisable, the common warrants may not have any value

Holders of the pre-funded warrants and common warrants offered hereby will have no rights as shareholders with respect to the shares underlying those warrants until such holders exercise their warrants and acquire our shares, except as otherwise provided in the common warrants.

Until holders of the pre-funded warrants and common warrants acquire our shares upon exercise thereof, such holders will have no rights with respect to the shares underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our shares as set forth in the warrants. Upon exercise of the pre-funded warrants and common warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements regarding our product candidates’ development, including the timing and design of the Phase 1 clinical trial of Decoy20; our expectations regarding the recommended Phase 2 dose for subsequent multi-dosing and combination studies and related timing; the anticipated effects of our product candidates; our plans to develop and commercialize our product candidates; the market potential and treatment potential of our product candidates, including Decoy20; our commercialization, marketing and manufacturing capabilities and strategy; our expectations about the willingness of healthcare professionals to use our product candidates; our general business strategy and the plans and objectives of management for future operations; our research and development activities and costs; our future results of operations and condition; the sufficiency of our cash and cash equivalents to fund our ongoing activities and our ability to continue as a going concern; the impact of current macroeconomic conditions on our operations, ability to access capital, and liquidity. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “targets”, “may”, “plans”, “projects”, “potential”, “will”, “would”, “could” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All such forward-looking statements involve significant risks and uncertainties, including, but not limited to, statements regarding:

●	our plans to develop and potentially commercialize our technology;

●	the timing and cost of our planned investigational new drug application and any clinical trials;

●	the completion and receipt of favorable results in any clinical trials;

●	our ability to obtain and maintain regulatory approval of any product candidate;

●	our ability to protect and maintain our intellectual property and licensing arrangements;

●	our ability to develop, manufacture and commercialize our product candidates;

●	the risk of product liability claims, the availability of reimbursement, the influence of extensive and costly government regulation;

●	our estimates regarding future revenue, expenses capital requirements and the need for additional financing; and

●	our ability to maintain the listing of our shares of common stock on Nasdaq;

●	our ability to continue as a going concern.

As more fully described under the heading “Risk Factors” and elsewhere in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, many important factors affect our ability to achieve our stated objectives and to develop and commercialize any product candidates. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks and uncertainties set forth in our filings with the SEC. You should read this prospectus and the documents incorporated by reference herein and therein and any free writing prospectuses that we have authorized for use in this offering with the understanding that our actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

8

USE OF PROCEEDS

Assuming the maximum number of share are sold in this offering at an assumed combined public offering price of $6.40 per share and accompanying common warrants, which represents the closing price of our shares on Nasdaq on August 27, 2025, and assuming no issuance of pre-funded warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $4.3 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and excluding the proceeds we may receive from the cash exercise of the common warrants to be issued in this offering, if any. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We cannot predict when or if the pre-funded warrants, the common warrants and the Placement Agent Warrants will be exercised, or if they will be exercised for cash. It is possible that the common warrants and the Placement Agent Warrants may expire and may never be exercised.

Each $0.10 increase (decrease) in the assumed combined public offering price of $6.40 per share and accompanying common warrants would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.07 million, assuming that the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares and common warrants we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.6 million, assuming the assumed combined public offering price stays the same.

We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our shares and common warrants (or pre-funded warrants and common warrants, if applicable), pursuant to this prospectus. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control.

Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, short and intermediate term, interest-bearing, investment-grade instruments, U.S. government securities and highly rated corporate debt securities, although our investment policy may change following the date of this prospectus supplement. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

9

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 as follows:

●	on an actual basis; and

●	on a pro forma basis to reflect the issuance of 501,566 shares of common stock, pre-funded warrants to purchase 190,795 shares of common stock and warrants to purchase 1,467,805 shares of our common stock, following the automatic conversion of the June 2025 convertible notes, assuming exercise in full of the pre-funded warrants but no exercise of the warrants (the “Pro Forma Adjustments”); and

●	on a pro forma as adjusted basis to further reflect the assumed issuance and sale by us of all shares of common stock and accompanying common warrants offered by means of this prospectus at an assumed combined public offering price of $6.40 per share and accompanying common warrants, which is based on the last reported sale price of our shares on Nasdaq on August 27, 2025, assuming no sale of pre-funded warrants and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and without giving effect to the exercise of the common warrants issued in this offering, as if such issuance and sale had occurred on June 30, 2025.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to various adjustments. The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information contained in this prospectus.

	As of June 30, 2025
(U.S. dollars in thousands)	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$6,158	$6,160	$10,490

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized; issued and outstanding 604,963 shares (actual), 1,297,324 (pro forma) and 2,078,574 (pro forma as adjusted)	6	13	21
Additional paid in capital	68,521	75,019	79,341
Accumulated deficit	(70,200)	(70,200)	(70,200)

Total stockholders’ equity (deficit)	$(1,673)	4,832	9,162

Each $0.10 increase (decrease) in an assumed combined public offering price of $6.40 per share and accompanying common warrants would increase (decrease) the amount of cash and cash equivalents and total stockholders’ equity by $0.07 million, assuming that the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares and accompanying common warrants we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the amount of cash and cash equivalents and total stockholders’ equity by $0.6 million, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the assumed combined public offering price stays the same. The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 604,963 shares of our common stock outstanding as of June 30, 2025 and excludes:

●	104,666 shares of common stock issuable upon exercise of outstanding options under the 2021 Plan at a weighted exercise price of $125.42;

●	23,624 shares of common stock reserved for potential future issuance pursuant to the 2021 Plan; and

●	312,354 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $127.05 per share.

10

DILUTION

If you purchase our shares of common stock and accompanying common warrants in this offering, you will experience dilution to the extent of the difference between the combined public offering price per share and common warrant you pay in this offering and the net tangible book value per share of our shares of common stock immediately after this offering.

The net tangible book value of our shares of common stock on June 30, 2025 was approximately $(1.7) million, or approximately $(2.765) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of our shares of common stock outstanding.

After giving effect to the issuance of on a pro forma basis of the issuance of 501,566 shares of common stock, pre-funded warrants to purchase 190,795 shares of common stock and warrants to purchase 1,467,805 shares of our common stock, following the automatic conversion of the June 2025 convertible notes, assuming exercise in full of the pre-funded warrants but no exercise of the warrants, our pro forma net tangible book value as of June 30, 2025, would have been approximately $4.8 million, or approximately $3.725 per share.

After giving further effect to the assumed sale by us of all shares of common stock and accompanying common warrants offered by means of this prospectus at an assumed combined public offering price of $6.40 per share and accompanying common warrants, which is based on the last reported sale price of our shares of common stock on Nasdaq on August 27, 2025, assuming no sale of pre-funded warrants and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and without giving effect to the exercise of the common warrants issued in this offering, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $9.1 million, or approximately $4.408 per share. This represents an immediate increase in net tangible book value of approximately $0.683 per share to existing stockholders and an immediate dilution of approximately $1.992 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed combined public offering price per share and accompanying common warrants		$6.40
Net tangible book value per share as of June 30, 2025	$(2.765)
Increase in net tangible book value per share attributable to Pro Forma Adjustments	$6.490
Pro forma net tangible book value per share as of June 30, 2025 after giving effect to the Pro Forma Adjustments	$3.725
Increase per share attributable to new investors in this offering	$0.683
Pro forma as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering		$4.408
Dilution in net tangible book value per share to new investors in this offering		$1.992

Each $0.10 increase (decrease) in an assumed combined public offering price of $6.40 per share and accompanying common warrants would increase (decrease) our pro forma as adjusted net tangible book value after this offering by approximately $0.03 per share, and the dilution per share to new investors by approximately $0.07 per share and accompanying common warrants, assuming that the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares and accompanying common warrants we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would (decrease) increase the dilution per share to new investors by approximately $0.07, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the assumed combined public offering price stays the same. The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table are based on 604,963 shares of our common stock outstanding as of June 30, 2025 and excludes:

●	104,666 shares of common stock issuable upon exercise of outstanding options under the 2021 Plan at a weighted exercise price of $125.42;

●	23,624 shares of common stock reserved for potential future issuance pursuant to the 2021 Plan; and

●	312,354 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $127.05 per share.

The above illustration does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the effective public offering price per share in this offering. To the extent that any of these outstanding options or warrants outstanding as of June 30, 2025, have been or are exercised in the future or we issue additional shares under our 2021 Plan, investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and other factors our board of directors deems relevant.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 781,250 shares of our common stock and common warrants to purchase up to 1,562,500 shares of our common stock. In addition, we are also offering pre-funded warrants in lieu of shares of common stock to those investors whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. We are also offering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and the common warrants offered hereby.

General

Our authorized capital stock consists of shares made up of 200,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share.

As of the date of this prospectus, there were 1,106,529 shares of common stock outstanding, and there were holders of record of our common stock.

Common stock

Each share of our common stock outstanding is entitled to one vote on all matters on which our stockholders generally are entitled to vote. However, holders of our common stock are not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Amended and Restated Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Amended and Restated Bylaws, all corporate actions to be taken by vote of the stockholders are authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors are elected by a plurality of the votes cast at a meeting of our stockholders for the election of directors at which a quorum is present.

Subject to the rights of holders of any then outstanding class or series of preferred stock, holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as the board of directors may declare thereon from time to time, and share equally on a per share basis in all such dividends and other distributions. In the event of our dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock, our remaining assets and funds available for distribution will be distributed pro rata to the holders of our Common stock in proportion to the number of shares held by them and to the holders of any class or series of preferred stock entitled to a distribution. Holders of our Common stock do not have preemptive rights to purchase shares of our Common stock. All outstanding shares of our Common stock are to be fully paid and non-assessable. The rights, preferences and privileges of holders of our Common stock are subject to those of the holders of any outstanding class or series of our preferred stock that we may issue in the future.

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Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants and may be transferred separately immediately thereafter. The pre-funded warrants will be issued in certificated form only.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrant, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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Common Warrants

The following summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the common warrants for a complete description of the terms and conditions of the common warrants.

Duration, Exercise Price and Form. Each common warrant offered hereby will have an initial exercise price per share equal to $      . The common warrants will be exercisable on the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the common warrants will be immediately upon issuance. The Series A common warrants and Series B common warrants will expire on the 5th anniversary and 18-month anniversary, respectively, of the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Series A common warrants and Series B common warrants will expire on the five-year anniversary and 18-month anniversary, respectively, of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock or pre-funded warrants, as applicable, and will be held separately immediately thereafter. Two common warrants, each to purchase one share of our common stock, will be issued for every share of common stock or pre-funded warrant purchased in this offering. The common warrants will be issued in certificated form only.

We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek the Warrant Stockholder Approval for the issuance of shares of common stock issuable upon exercise of the common warrants but we cannot assure you that the Warrant Stockholder Approval will be obtained, provided, however, that if and only if the Pricing Conditions are met, then we will not seek Warrant Stockholder Approval. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of common stock upon exercise of the common warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the common warrants are no longer outstanding.

Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrant. No common warrants exercisable for a fractional share will be issued in this offering.

Cashless Exercise. If, at the time a holder exercises its common warrant, a registration statement registering the issuance of the shares of common stock underlying the common warrant under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the common warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrants to us together with the appropriate instrument of transfer.

Exchange Listing. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

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Fundamental Transaction. In the event of a fundamental transaction, as described in the form of common warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a common warrant will have the right to require us to repurchase its common warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of common warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent or its designees, the Placement Agent Warrants as compensation in connection with this offering to purchase up to 46,875 shares of common stock as compensation in connection with this offering. The Placement Agent Warrants will be exercisable on the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Placement Agent Warrants immediately upon issuance, will have substantially the same terms as the common warrants described above, except that the Placement Agent Warrants will have an exercise price of $            per share (representing 125% of the combined public offering price per share and accompanying common warrants) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “INDP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement (the “engagement agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”) we have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce (i) a covenant to not enter into variable rate financings for a period of six (6) months following the closing of the offering, subject to certain conditions and exceptions, and (ii) a covenant to not enter into any equity financings for thirty (30) days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

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●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, no subsequent equity sales for thirty (30) days from closing of the offering, subject to certain exceptions, and an agreement to not enter into variable rate financings for six (6) months from closing, subject to certain exceptions.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of this offering, which will be the date that we enter into a securities purchase agreement to sell the securities offered hereby. We expect to close the offering on or before          , 2025. We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We expect to deliver the shares of common stock, pre-funded warrants and common warrants being offered pursuant to this prospectus on or about          , 2025.

Fees and Expenses

The following table shows the per share and accompanying common warrants and per pre-funded warrant and accompanying common warrants and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Combined public offering price
Placement agent fees
Proceeds to us, before expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. In addition, we have agreed to reimburse the Placement Agent $50,000 for its non-accountable expenses and up to $100,000 for legal fees and out-of-pocket expenses and for its clearing expenses in the amount of up to $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $100,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, the Placement Agent Warrants to purchase up to 46,875 shares (which represents 6.0% of the aggregate number of shares issued in this offering and issuable upon the exercise of the pre-funded warrants issued in this offering) with an exercise price of $            per share (representing 125% of the assumed combined public offering price per share and accompanying common warrants). The Placement Agent Warrants will be exercisable on the Warrant Stockholder Approval Date, provided that if the Pricing Conditions are met, the Placement Agent Warrants will be exercisable immediately. The Placement Agent Warrants will expire five years from the date of the commencement of sales in this offering. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the Placement Agent warrants, then the Placement Agent Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the Placement Agent Warrants.

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The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) so long as we continue to meet the registration requirements of Forms S-3; or (vii) back to us in a transaction exempt from registration under the Securities Act.

Right of First Refusal

We have granted the Placement Agent a right of first refusal for a period of 12 months following the closing of this offering to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity or debt offering or acquisition or disposition by us or any of our successors or subsidiaries.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction of any kind (a “Tail Financing”) to the extent that any capital or funds in such Tail Financing is provided to us directly or indirectly by investors whom (i) the Placement Agent had contacted during the term or introduced to us during the term in connection with a public offering, and (ii) the Placement Agent had brought “over the wall” during the term, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of the engagement agreement.

Lock-up Agreements

Each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of ninety (90) days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of shares or any securities convertible into, or exercisable or exchangeable for, shares of shares, subject to customary exceptions. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

We have also agreed to a similar lock-up restrictions on the issuance and sale of our securities for thirty (30) days following the closing of this offering, subject to certain exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six (6) months following the closing date of this offering, subject to an exception.

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Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Determination of Offering Price and Common Warrants Exercise Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of our shares and warrants prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and our prospects, the state of the biotechnology industry in which we operate, our recent operating results, including results of our pre-clinical studies and clinical trials, the general condition of the securities markets at the time of this offering, and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent or its affiliates have in the past or may in the future provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the issuance of the securities being offered by this prospectus has been passed upon for us by Greenberg Traurig LLP. Certain legal matters will be passed upon for the Placement Agent by                            .

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, and upon the authority of said firm as experts in accounting and auditing.

incorporation of CERTAIN information by reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed with the SEC on May 14, 2025) and June 30, 2025 (filed with the SEC on August 13, 2025

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 14, 2025, January 31, 2025, February 12, 2025, June 11, 2025, June 13, 2025, June 26, 2025, July 1, 2025, July 16, 2025 and July 29, 2025;

●	our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 28, 2025 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024); and

●	the description of our shares of common stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-40652), filed with the SEC on July 23, 2021, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Investor Relations, Indaptus Therapeutics, Inc., Three Columbus Circle, 15th Floor New York, NY 10019, (646) 427-2727. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://indaptusrx.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.indaptusrx.com. The information on our web site, however, is not, and should not be deemed to be, a part of or incorporated by reference in this prospectus.

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC and does not contain all of the information in the registration statement. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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Indaptus Therapeutics, Inc.

Up to 781,250 Shares of Common Stock

Up to 781,250 Series A Common Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 781,250 Series B Common Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 781,250 Pre-funded Warrants to Purchase up to 781,250 Shares of Common Stock

Up to 46,875 Placement Agent Warrants to Purchase up to 46,875 Shares of Common Stock

Up to 2,390,625 Shares of Common Stock Issuable Upon Exercise of the Series A Common Warrants, Series B Common Warrants, Pre-funded Warrants and Placement Agent Warrants

Preliminary Prospectus

H.C. Wainwright & Co.

      , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee and the FINRA filing fee:

SEC Registration Fee	$2,354
FINRA Filing Fee	2,806
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	70,000
Miscellaneous Expenses	4,840
Total	$100,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

The securities described below were sold within the past three years and were not registered under the Securities Act.

Sales by Indaptus

In June 2025, we completed a private placement, pursuant to which we sold and issued to certain investors, including our Chief Executive Officer, (i) convertible notes in the aggregate principal amount of approximately $5.7 million, which automatically converted into 501,566 shares of our common stock at a conversion price of $8.302 per share and pre-funded warrants to purchase 190,795 shares of our common stock, and (ii) warrants to purchase 1,384,722 shares of our common stock, immediately exercisable at $8.302 per share and expiring five years from the date of issuance. In connection with the June 2025 financing, we issued to the placement agent and its designees placement agent warrants to purchase an aggregate of 83,083 shares of common stock at an exercise price per share equal to $8.302. The placement agent warrants are immediately exercisable and expire five years from the date of issuance.

On February 12, 2025, Indaptus entered into a standby equity purchase agreement, or the SEPA, with YA II PN, LTD., or YA, pursuant to which we have the right to sell to YA up to $20.0 million in shares of our common stock subject to certain limitations, from time to time during 36-month period following the date of execution of the SEPA. On February 12, 2025, Indaptus issued 10,927 shares of common stock to YA as consideration for its commitment to purchase our shares of common stock under the SEPA, or the Commitment Shares, and may issue up to $20.0 million of our shares of common stock pursuant to the SEPA, or the Advance Shares. As of the date of this prospectus, we have issued an aggregate of 89,902 shares of common stock as Advance Shares to Yorkville for aggregate gross proceeds of approximately $1.85 million. In the SEPA, YA represented to Indaptus, among other things, that it was an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or the Securities Act. The securities were sold by us under the SEPA in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On January 16, 2025, Indaptus completed a private placement, pursuant to which it sold and issued to certain investors 75,335 unregistered shares of common stock and unregistered warrants to purchase 75,335 shares of common stock. The warrants are immediately exercisable at an exercise price of $26.32 per share and expire five years from the date of issuance. In connection with the January 2025 financing, Indaptus issued to the placement agent and its designees placement agent warrants to purchase an aggregate of 5,268 shares of common stock at an exercise price per share equal to $32.90. The placement agent warrants are exercisable six months from the date of issuance and expire on the fifth anniversary of the issue date.

On November 25, 2024, Indaptus completed a registered direct offering, pursuant to which it sold and issued to certain investors, including an officer and director of the Company, 64,893 shares of common stock. In addition, in a concurrent private placement, Indaptus issued to the investors unregistered warrants to purchase 64,893 shares of common stock. The warrants are immediately exercisable at an exercise price of $29.40 per share and expire five years from the date of issuance. The combined purchase price for one share of common stock and one warrant was $32.90, resulting in gross proceeds of approximately $2.13 million, before deducting placement agent and other offering expenses in the amount of approximately $0.345 million. In connection with the November 2024 financing, Indaptus issued to the placement agent and its designees placement agent warrants to purchase an aggregate of 4,436 shares of common stock at an exercise price per share equal to $36.75. The placement agent warrants are exercisable six months from the date of issuance and expire on the fifth anniversary of the issue date.

On August 8, 2024, Indaptus completed a registered direct offering, pursuant to which it sold and issued to certain investors, including an officer and director of the Company, 58,708 shares of common stock. In addition, in a concurrent private placement, Indaptus issued to the investors unregistered warrants to purchase 58,708 shares of common stock. The warrants are immediately exercisable at an exercise price of $47.60 per share and expire five years from the date of issuance. The combined purchase price for one share of common stock and one warrant was $51.10, resulting in gross proceeds of approximately $3.0 million, before deducting placement agent and other offering expenses in the amount of approximately $0.5 million.

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On December 22, 2022, Indaptus entered into a purchase agreement, or the Purchase Agreement, and a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $20.0 million of Indaptus’ common stock. Under the terms and subject to the conditions of the Purchase Agreement, Indaptus has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $20.0 million of Indaptus’ common stock. Such sales of common stock by Indaptus, if any, will be subject to certain limitations, and may occur from time to time, at Indaptus’ sole discretion, over the 36-month period (unless extended to a 48-month period pursuant to the Purchase Agreement) commencing on the date that a registration statement covering the resale of shares of common stock that have been and may be issued under the Purchase Agreement, which Indaptus agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied. As consideration for Lincoln Park’s irrevocable commitment to purchase shares of Indaptus’ common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, Indaptus (i) issued to Lincoln Park 5,087 shares of common stock, as the initial commitment shares, and (ii) will issue additional commitment shares, of common stock equal to $125,000 divided by the arithmetic average of the ten (10) Nasdaq Official Closing Prices for the common stock immediately preceding the date that Indaptus has sold over $10,000,000 purchase shares to Lincoln Park, (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction) provided that the additional commitment shares number shall be no greater than 2,722. No shares of common stock have been sold under the program and in February 2025, we terminated the purchase agreement with Lincoln Park.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit Index

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Indaptus Therapeutics, Inc., dated as of July 23, 2021 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021)
3.2	Amended and Restated Bylaws of Indaptus Therapeutics, Inc., dated as of January 22, 2024 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024)
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Indaptus Therapeutics, Inc. dated August 3, 2021 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)
4.1*	Form of Common Warrant to be sold in the offering
4.2*	Form of Pre-Funded Warrant to be sold in the offering
4.3*	Form of Placement Agent Warrant
4.4	Description of Securities Registered under Section 12 (incorporated herein by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2021)
4.5	Form of Ordinary Share Purchase Warrant of Intec Parent, Inc. (incorporated herein by reference to Exhibit 10.2 to Intec Israel’s Current Report on Form 8-K filed with the SEC on May 6, 2020)
4.6	Form of Series A Common Stock Purchase Warrant of Intec Parent, Inc. (incorporated herein by reference to Exhibit 10.3 to Indaptus’ Current Report on Form 8-K filed with the SEC on July 29, 2021)

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5.1*	Opinion of Greenberg Traurig LLP
10.1+	Indaptus Therapeutics, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024)
10.2+	Form of Option Award Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2024)
10.3+	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)
10.4+	Employment Agreement between Jeffrey Meckler and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)
10.5+	Employment Agreement between Michael J. Newman, Ph.D. and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)
10.6+	Employment Agreement between Walt Linscott and Indaptus Therapeutics, Inc., effective as of August 4, 2021 (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)
10.7+	Employment Agreement between Nir Sassi and Indaptus Therapeutics, Inc., effective as of January 1, 2022 (incorporated herein by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2022)
10.8+	Employment Agreement between Roger J. Waltzman and Indaptus Therapeutics, Inc., effective as of August 7, 2023 (incorporated herein by reference to Exhibit 10.8 of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2024)
10.9+	Indaptus Therapeutics, Inc. Non-Employee Director Compensation Program (Effective April 2, 2023) (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023)
10.10	Form of Securities Purchase Agreement, dated July 23, 2021, between Intec Parent, Inc. and each purchaser identified on the signature pages hereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2021)
10.11	Form of Registration Rights Agreement, dated July 23, 2021, between Intec Parent, Inc. and each purchaser identified on the signature pages hereto (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2021)
10.12	At the Market Offering Agreement, dated June 1, 2022, by and between Indaptus Therapeutics, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed on September 1, 2022)
10.13	Purchase Agreement, dated December 22, 2022, by and between Indaptus Therapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2022)
10.14	Registration Rights Agreement, dated December 22, 2022, by and between Indaptus Therapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 23, 2022)
10.15	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2024)
10.16	Form of Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2024)
10.17	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2024)
10.18	Form of Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2024)
10.19	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2024)
10.20	Placement Agent Agreement, dated as of January 12, 2025, by and between Indaptus Therapeutics, Inc. and Paulson Investment Company, LLC as amended by the First Amendment to the Placement Agent Agreement, dated as of December 30, 2024 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 14, 2025)

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10.21	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2025)
10.22	Form of Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2025)
10.23	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2025)
10.24	Form of Standby Equity Purchase Agreement dated as of February 12, 2025 by and between the Company and YA II PN Ltd. (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025)
10.25	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to our Report on Form 8-K filed with the SEC on June 13, 2025 and incorporated herein by reference)
10.26	Form of Convertible Promissory Note (filed as Exhibit 10.2 to our Report on Form 8-K filed with the SEC on June 13, 2025 and incorporated herein by reference)
10.27	Form of Pre-Funded Warrant (filed as Exhibit 10.3 to our Report on Form 8-K filed with the SEC on June 13, 2025 and incorporated herein by reference)
10.28	Form of Common Warrant (filed as Exhibit 10.3 to our Form S-3 filed with the SEC on August 13, 2025 and incorporated herein by reference)
10.29	Form of Placement Agent Agreement (filed as Exhibit 10.4 to our Report on Form 8-K filed with the SEC on June 13, 2025 and incorporated herein by reference)
10.30*	Form of Securities Purchase Agreement
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2024)
23.1*	Consent of Haskell & White LLP, independent registered public accounting firm
23.2*	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.
+	Indicates management contract or compensatory plan.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(c)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on the 2nd day of September, 2025.

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of Indaptus Therapeutics, Inc., whose signature appears below hereby appoints Jeffrey A. Meckler and Nir Sassi, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey A. Meckler	Chief Executive Officer and Director	September 2, 2025
Jeffrey A. Meckler	(principal executive officer)

/s/ Nir Sassi	Chief Financial Officer	September 2, 2025
Nir Sassi	(principal financial officer and principal accounting officer)

/s/ Michael J. Newman, Ph.D.	Chief Scientific Officer and Director	September 2, 2025
Michael J. Newman, Ph.D.

/s/ Dr. Roger J. Pomerantz	Chairman	September 2, 2025
Dr. Roger J. Pomerantz

/s/ William B. Hayes	Director	September 2, 2025
William B. Hayes

/s/ Hila Karah	Director	September 2, 2025
Hila Karah

/s/ Anthony J. Maddaluna	Director	September 2, 2025
Anthony J. Maddaluna

/s/ Mark J. Gilbert	Director	September 2, 2025
Mark J. Gilbert

/s/ Robert E. Martell, M.D., Ph.D.	Director	September 2, 2025
Robert E. Martell, M.D., Ph.D.

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